EXHIBIT 21.1

                          SIGNIFICANT SUBSIDIARIES
                          ------------------------

   NAME                                        OWNERSHIP

   Intercraft Company     Delaware             100% of stock owned by
                                               Newell Co.


   Newell Investments     Delaware             100% of stock owned by
   Inc.                                        Newell Operating
                                               Company

   Newell Operating       Delaware             77.5% of stock owned
   Company                                     by Newell Co.; 22.5%
                                               of stock owned by
                                               Anchor Hocking
                                               Corporation

   Sanford, L.P.          Illinois (limited    Newell Operating
                          partnership)         Company is the general
                                               partner and Sanford
                                               Investment Company is
                                               the limited partner